UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):     February 20, 2009
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                                                      (January 29, 2009)
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                          Prepaid Card Holdings, Inc.
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             (Exact name of registrant as specified in its charter)

          Nevada               000-53270                 76-0222016
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   (State or other      (Commission File Number)     (I. R. S. Employer
   jurisdiction of                                   Identification No.)
    incorporation)

      18500 Von Karman, Suite 530 Irvine, CA               92612
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     (Address of principal executive offices)            (Zip Code)

Issuer's telephone number, including area code   877-237-6260 x 110
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                                      N/A
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         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM  5.02.   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT  OF  CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 29, 2009, Rick Galasieski was elected as a director of the Prepaid Card Holdings, Inc. (the "Company"), and appointed Vice President and Corporate Secretary of the Company. Mr. Galasieski became the Company's third board member along with Bruce Berman and Robert Christiansen.

Rick Galasieski previously served as the Vice President of Internet Marketing for Berman Marketing Group, Inc. In 2002 Mr. Galasieski founded Epic Results, Inc., an interactive internet marketing firm specializing in driving keyword targeted traffic to web properties, which he ran until joining the Company in 2007. In 2000 he co-founded EdgeFocus, Inc., which was acquired by Wireless Logic Group, a leading supplier of Wi-Fi services to multi-dwelling units across the placeSouthwestern United States. From 2000 to 2002, he served as their Vice President of Operations and Strategic Development.

In 1998 Mr. Galasieski co-founded Broadband Digital Group, Inc. From 1998 to 2000, he was instrumental in growing this company from its inception to over 200 employees, which was acquired by Winfire, Inc., and grew to the number six broadband company in the placecountry-regionUnited States at the time. The company had over 50,000 active DSL subscribers and over 500,000 desktop software clients when the subscriber base was sold off to the regional bell operating companies. Mr. Galasieski received his BS in Marketing from placePlaceNameArizona PlaceTypeState PlaceTypeUniversity.

ITEM  8.01  OTHER  EVENTS

In connection with the above referenced election and appointment of Mr. Galasieski, the Company issued the following press release:

Prepaid  Card  Holdings,  Inc.  (Pink  Sheets:  PPDC  -  News)  February 5, 2009
                                                ----     ----
announced that Rick Galasieski was added to the Board Of Directors on January 29th 2009. Mr. Galasieski was also promoted to Vice President, Corporate Secretary and Director. Mr. Galasieski becomes the third board member of the company and joined the companies' two founders Bruce Berman and Robert Christiansen on the board.

The slate of officers and directors of Prepaid Card Holdings, Inc are as follows: Bruce Berman Chairman of The Board of Directors, CEO and President, Robert Christansen Executive Vice President Of Business Development and Director, and Rick Galasieski Vice President, Corporate Secretary and Director.

Rick Galasieski Vice President of Prepaid Card Holdings, Inc. stated, "I am please to join the Prepaid Card Holdings, Inc. board of directors and I look forward to contributing in their emergence as a leader in the prepaid card industry."

Robert Christansen Executive Vice President of Prepaid Card Holdings, Inc. stated, "We are very happy to have Mr. Galasieski join the Prepaid Card
Holdings' board. He brings a wealth of experience and talent to our executive staff. We look forward to a long and prosperous relationship."


Bruce Berman Chief Executive Officer of Prepaid Card Holdings, Inc. stated, "I am thrilled to add Rick to the board of directors and see him accept an increase of duties both corporately and operationally. I have worked side by side with Rick and believe he is a tremendous asset to the company."


Prepaid Card Holdings, Inc., through its wholly owned subsidiaries, offers emerging prepaid card solutions that can act as a card account and payment solution for those people who do not use banks or credit cards. According to market data available, there are approximately 100 million people in the United States who don't have a bank account or who can't qualify for a credit card because their credit scores are too low. This is called the underbanked or unbanked market. For the unbanked or underbanked, the evolution taking place with prepaid cards can replace their reliance on check cashing centers, money orders, and the inability to buy certain products that require a major credit card.

FORWARD-LOOKING SAFE HARBOR STATEMENT: To the extent that this release discusses any expectations concerning future plans, financial results or performance, such statements are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to substantial risks and uncertainties. Actual results could differ materially from those anticipated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and reflect only management's belief and expectations based upon presently available information. These statements, and other forward-looking statements, are not guarantees of future performance and involve risks and uncertainties and the Company assumes no obligation to update any of the forward-looking statements in this release


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


PREPAID CARD HOLDINGS, INC.
(Registrant)


Dated: February 20, 2009           By: \s\ Bruce Berman
                                       ----------------
                                   Bruce Berman
                                   Chief Executive Officer